Exhibit 99.(14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Comparison of Other Service Providers,” “Financial Statements and Experts” and “Representations and Warranties” in the Proxy Statement and Prospectus and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund Trust Corporate Bond Portfolio (a portfolio within Morgan Stanley Institutional Fund Trust), which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Morgan Stanley Institutional Fund Trust, dated January 26, 2018, which was filed on Form N-1A with the Securities and Exchange Commission in Post-Effective Amendment Numbers 173 (File No. 2-89729), and incorporated by reference in the Proxy Statement and Prospectus and Statement of Additional Information, which is included in this Registration Statement on Form N-14 of Morgan Stanley Institutional Fund Trust.

We also consent to the incorporation by reference of our reports, dated November 22, 2017, on the financial statements and financial highlights of Corporate Bond Portfolio (a portfolio within Morgan Stanley Institutional Fund Trust) and Morgan Stanley Income Securities, Inc. included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2017 in the Registration Statement of Morgan Stanley Institutional Fund Trust on Form N-14

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 9, 2018